                                                                 EXHIBIT (14)(b)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement  on  Form  N-14 of our  report  dated  May 1,  2006,  relating  to the financial  statements  and financial  highlights  which appears in the March 31,
2006 Annual  Report to  Shareholders  of the Mason Street Small Cap Growth Stock
Fund and Mason Street  Aggressive  Growth Stock Fund, which is also incorporated by reference into the Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
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PRICEWATERHOUSECOOPERS LLP
Milwaukee, Wisconsin
February 22, 2007